EXHIBIT 5
February 19, 2009
Sysco Corporation
1390 Enclave Parkway
Houston, TX 77077
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Sysco Corporation, a Delaware Corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on February 19, 2009, relating to the registration of an indeterminate amount of one or more series of debt securities (the “Debt Securities”), all of which Debt Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act of 1993, as amended (the “Securities Act”), and as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
     We have assumed that the issuance, sale, amount and terms of the Debt Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and applicable Delaware law. We further assume that any senior Debt Securities will be issued pursuant to the Senior Debt Indenture dated as of June 15, 1995 which is incorporated by reference as Exhibit 4(a) of the Registration Statement.

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     This opinion letter is limited to the laws of the State of New York, the General Corporation Law of Delaware, and the Federal law of the United States. All opinions expressed are as of the date hereof except where expressly stated otherwise.
     Based upon, subject to and limited by the foregoing and the other assumptions contained herein, we are of the opinion that, as of the date hereof, each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (b) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (c) the Company’s Board of Directors or a duly authorized committee thereof or duly authorized officer shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (d) such series of Debt Securities shall have been duly executed and authenticated as provided in such resolutions and any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We also have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof and (ii) the Indenture will not have been modified or amended.
     We assume no obligation to advise you of any change in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
     Notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an “expert” within the meaning of the Securities Act.

Very truly yours,
/s/ ARNALL GOLDEN GREGORY LLP

ARNALL GOLDEN GREGORY LLP